                                               Filed Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 33-52663


                PRICING SUPPLEMENT NO. 1, DATED NOVEMBER 4, 1996
                   (TO PROSPECTUS SUPPLEMENT AND PROSPECTUS,
                         EACH DATED NOVEMBER 23, 1994)

                                 $250,000,000

                        SOUTHERN CALIFORNIA GAS COMPANY
                              Medium-Term Notes
                     Due 9 Months or More From Date of Issue


Principal Amount of Note:                     $20,000,000
Price to Public:                              $20,000,000
Net Proceeds to Company:                      $19,930,000
Trade Date:                                   November 4, 1996
Settlement Date:                              November 7, 1996
Interest Rate:                                6.21%
Interest Payment Dates:                       March 1 and September 1
Regular Record Dates:                         February 15 and August 15
                                              next preceding each
                                              Interest Payment Date
Day Count Convention:                         30/360
Stated Maturity:                              November 8, 1999
Name of Agent:                                Merrill Lynch & Co.
Agent's Commission:                           0.35%
CUSIP Number:                                 84243Q AE3

The Note that is the subject of this Pricing Supplement will be issued as a Book Entry Note.

     On October 12, 1996, Pacific Enterprises, the parent company of Southern California Gas Company, and Enova Corporation (the parent company of San Diego Gas & Electric) entered into an agreement providing for a business combination of the two companies pursuant to which they would become separate subsidiaries of a new holding company. The completion of the combination is subject to shareholder and regulatory approvals and is expected to be completed by the end of 1997. In the combination Southern California Gas Company will remain a subsidiary of Pacific Enterprises and will become an indirect subsidiary of the new holding company.

                            ----------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PRICING SUPPLEMENT, THE PROSPECTUS
           SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE

                            ----------------------

                                               Filed Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 33-52663


                PRICING SUPPLEMENT NO. 2, DATED NOVEMBER 4, 1996
                   (TO PROSPECTUS SUPPLEMENT AND PROSPECTUS,
                         EACH DATED NOVEMBER 23, 1994)

                                 $250,000,000

                        SOUTHERN CALIFORNIA GAS COMPANY
                              Medium-Term Notes
                     Due 9 Months or More From Date of Issue


Principal Amount of Note:                     $20,000,000
Price to Public:                              $20,000,000
Net Proceeds to Company:                      $19,930,000
Trade Date:                                   November 4, 1996
Settlement Date:                              November 7, 1996
Interest Rate:                                6.21%
Interest Payment Dates:                       March 1 and September 1
Regular Record Dates:                         February 15 and August 15
                                              next preceding each
                                              Interest Payment Date
Day Count Convention:                         30/360
Stated Maturity:                              November 8, 1999
Name of Agent:                                CS First Boston Corporation
Agent's Commission:                           0.35%
CUSIP Number:                                 84243Q AE3

The Note that is the subject of this Pricing Supplement will be issued as a Book Entry Note.

     On October 12, 1996, Pacific Enterprises, the parent company of Southern California Gas Company, and Enova Corporation (the parent company of San Diego Gas & Electric) entered into an agreement providing for a business combination of the two companies pursuant to which they would become separate subsidiaries of a new holding company. The completion of the combination is subject to shareholder and regulatory approvals and is expected to be completed by the end of 1997. In the combination Southern California Gas Company will remain a subsidiary of Pacific Enterprises and will become an indirect subsidiary of the new holding company.

                            ----------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PRICING SUPPLEMENT, THE PROSPECTUS
           SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE

                            ----------------------

                                               Filed Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 33-52663


                PRICING SUPPLEMENT NO. 3, DATED NOVEMBER 4, 1996
                   (TO PROSPECTUS SUPPLEMENT AND PROSPECTUS,
                         EACH DATED NOVEMBER 23, 1994)

                                 $250,000,000

                        SOUTHERN CALIFORNIA GAS COMPANY
                              Medium-Term Notes
                     Due 9 Months or More From Date of Issue


Principal Amount of Note:                     $35,000,000
Price to Public:                              $35,000,000
Net Proceeds to Company:                      $34,887,500
Trade Date:                                   November 4, 1996
Settlement Date:                              November 7, 1996
Interest Rate:                                6.21%
Interest Payment Dates:                       March 1 and September 1
Regular Record Dates:                         February 15 and August 15
                                              next preceding each
                                              Interest Payment Date
Day Count Convention:                         30/360
Stated Maturity:                              November 8, 1999
Name of Agent:                                Lehman Brothers
Agent's Commission:                           0.35%
CUSIP Number:                                 84243Q AE3

The Note that is the subject of this Pricing Supplement will be issued as a Book Entry Note.

     On October 12, 1996, Pacific Enterprises, the parent company of Southern California Gas Company, and Enova Corporation (the parent company of San Diego Gas & Electric) entered into an agreement providing for a business combination of the two companies pursuant to which they would become separate subsidiaries of a new holding company. The completion of the combination is subject to shareholder and regulatory approvals and is expected to be completed by the end of 1997. In the combination Southern California Gas Company will remain a subsidiary of Pacific Enterprises and will become an indirect subsidiary of the new holding company.

                            ----------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PRICING SUPPLEMENT, THE PROSPECTUS
           SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE

                            ----------------------